UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Office of Thrift Supervision (the “OTS”) commenced a regular supervisory examination of Broadway Financial Corporation (the “Company”) and its banking subsidiary, Broadway Federal Bank, f.s.b. (the “Bank”), on January 25, 2010. While the Company has not yet received the final written report of that examination, the OTS has informed the Company and the Bank that the OTS will require the Bank to increase the amount of its allowance for loan losses as of December 31, 2009 by a substantial amount. Based on its discussions with the OTS, the Company expects that the total amount of the provision for loan losses that the Company will charge against its income for the fourth quarter of 2009 will be approximately $15.7 million and it will report a net loss for the full year 2009. The Company is in the process of completing preparation of its audited financial statements for the twelve months ended December 31, 2009 and unaudited financial statements for the three months ended March 31, 2010, as well as its Annual Report on Form 10-K for 2009 and its Quarterly Report on Form 10-Q for the first quarter of 2010, which will contain detailed information concerning the Company’s business, results of operations and financial condition. The Company currently expects to file such financial statements and reports with Securities and Exchange Commission within the next few weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: May 19, 2010	By	/s/ SAMUEL SARPONG
Samuel Sarpong
Chief Financial Officer